Exhibit 99.1

VirTra Reports Second Quarter and First Half 2023 Financial Results

Record Quarterly and First Half Revenue of $10 Million and $20 Million, Up 29% and 38% Year-Over-Year, Respectively

Quarterly Net Income Increases by $239,000 to $1.0 Million

CHANDLER, Ariz. — August 14, 2023 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement and military markets, reported results for the second quarter ended June 30, 2023. The financial statements are available on VirTra’s website and here.

Second Quarter 2023 Financial Highlights:

●	Total revenue increased 29% to a record $10.3 million
●	Gross profit increased 25% to $5.9 million, or 57% of total revenue
●	Net income increased by $0.2 million to $1.0 million
●	Adjusted EBITDA increased to $2.6 million
●	Cash and cash equivalents of $13.3 million at June 30, 2023

Six Month 2023 Financial Highlights:

●	Total revenue increased 38% to $20.4 million
●	Gross profit increased 53% to $12.9 million, or 63% of total revenue
●	Net income increased by $2.6 million to $4.0 million
●	Adjusted EBITDA increased to $6.5 million

Second Quarter and Six Month 2023 Financial Highlights:

	For the Three Months Ended			For the Six Months Ended
All figures in millions, except per share data	June 30, 2023	June 30, 2022	% Δ	June 30, 2023	June 30, 2022	% Δ
Total Revenue	$10.3	$8.0	29%	$20.4	$14.8	38%

Gross Profit	$5.9	$4.7	25%	$12.9	$8.4	53%
Gross Margin	57%	59%	N/A	63%	57%	N/A

Net Income (Loss)	$1.0	$0.8	N/A	$4.0	$1.4	N/A
Diluted EPS	$0.09	$0.07	N/A	$0.36	$0.13	N/A
Adjusted EBITDA	$2.56	$1.35	N/A	$6.55	$2.34	N/A

Management Commentary

“Led by record-breaking revenue in the double-digit millions during the first two quarters of 2023, we have achieved the best bottom-line results in our 30-year history,” said Bob Ferris, chairman and co-CEO of VirTra. “This exceptional financial performance is a testament to the effectiveness of our internal process improvements and streamlined operations. To further solidify our market leadership and expand revenue streams, we continue to actively pursue additional product and content development initiatives to enhance VirTra’s already powerful training capabilities.”

John Givens, co-CEO of VirTra, added: “Our topline results reflect the transformation we have made in fulfillment efficiency, which serves as a key indicator of our scaling abilities and our long-term operational capabilities. We are now applying that same focus and tenacity by taking proactive measures to increase our bookings and maximize our market potential, both domestically and internationally. Our sales enhancement initiatives are already underway and coupled with our unwavering commitment to product quality and a customer-centric approach, we are advancing along our strategic roadmap while further optimizing our business operations to even greater profitability and efficiency in the years ahead.”

Second Quarter 2023 Financial Results

Total revenue increased 29% to $10.3 million from $8.0 million in the second quarter of 2022. The increase in revenue was driven by an improvement in operations which helped to move through backlog and ship orders at a record pace.

Gross profit increased 25% to $5.9 million from $4.7 million in the second quarter of 2022. Gross profit margin was 57%, a decrease compared to 59% in the second quarter of 2022. The decrease in gross margins resulted from one-time inventory adjustments made when we went live with our new ERP system, which had the effect of increasing the cost of sales in Q2 2023.

Net operating expense was $4.0 million, compared to $3.7 million in the second quarter of 2022. The increase in net operating expense was associated with salary and benefits increase and the Orlando office expenses.

Operating income increased by $0.9 million to $1.9 million from $1.0 million in the second quarter of 2022.

Net income was $1.0 million, or $0.09 per diluted share (based on 10.9 million weighted average diluted shares outstanding), an improvement compared to net income of $0.8 million, or $0.07 per diluted share (based on 10.9 million weighted average diluted shares outstanding), in the second quarter of 2022.

Adjusted EBITDA, a non-GAAP metric, increased to $2.6 million from $1.3 million in the second quarter of 2022.

Six Months Ended June 30, 2023 Financial Results

Total revenue increased 38% to $20.4 million from $14.8 million in the first six months of 2022. The increase in revenue was driven by improvements in operations, which helped the Company to move through the backlog and ship orders at a record pace.

Gross profit increased 53% to $12.9 million from $8.4 million in the first six months of 2022. Gross profit margin was 63%, an increase compared to 57% in the first half of 2022. The increase in gross profit margin was primarily due to the aforementioned increase in revenue while maintaining cost of sales in line with 2022 levels.

Net operating expense was $7.5 million, compared to $6.7 million in the first six months of 2022. The increase in net operating expense was primarily due to an increase in salaries and benefits due to additional staff and the expenses for the new Orlando office, as well as an increase in R&D spend.

Operating income jumped to $5.4 million, a $3.6 increase from $1.8 million in the prior year period.

Net income was $4.0 million, or $0.36 per diluted share (based on 10.9 million weighted average diluted shares outstanding), an improvement compared to net income of $1.4 million, or $0.13 per diluted share (based on 10.9 million weighted average diluted shares outstanding), in the first half of 2022.

Adjusted EBITDA, a non-GAAP metric, increased to $6.5 million from $2.3 million in the first six months of 2022.

Financial Commentary

“The strong first half results underscore the successful execution of our growth and profitability initiatives,” said CFO Alanna Boudreau. “Achieving a robust gross profit margin of 63%, we exemplify our dedication to maintaining cost of sales while effectively selling a favorable mix of simulators, accessories, and services. Our record net income of $4.0 million and adjusted EBITDA of $6.5 million demonstrate the leverage in our model and our ability to effectively manage expenses. As we progress into the second half of the year with a markedly lower backlog of $16.4 million, we’ve clearly proven our new and enhanced ability to promptly fulfill orders. Simultaneously, it presents a challenge that encourages us to continue operating efficiently as we proactively optimize our sales pipeline. These efforts, combined with the impressive first half performance, set us well on pace to exceed our targets for the year.”

Conference Call

VirTra’s management will hold a conference call today (August 14, 2023) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s chairman and co-CEO, Bob Ferris, co-CEO John Givens and Chief Financial Officer Alanna Boudreau, will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13739497

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 28, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13739497

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Six Months Ended
	June 30	June 30	Increase	%	June 30	June 30	Increase	%
	2023	2022	(Decrease)	Change	2023	2022	(Decrease)	Change

Net Income	$1,026,635	$787,374	$239,261	30%	$3,973,009	$1,364,448	$2,608,561	191%
Adjustments:
Provision for income taxes	977,489	246,684	730,805	296%	1,618,834	370,684	1,248,150	337%
Depreciation and amortization	253,911	230,942	22,969	10%	481,481	446,688	34,793	8%
Interest (net)	61,237		61,237	100%	109,420		109,420	100%
EBITDA	$2,319,271	$1,265,000	$1,054,271	83%	$6,182,743	$2,181,820	$4,000,923	183%
Right of use amortization	244,581	80,805	163,776	203%	366,355	160,658	205,697	128%

Adjusted EBITDA	$2,563,852	$1,345,805	$1,218,047	91%	$6,549,098	$2,342,478	$4,206,620	180%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

-Financial Tables to Follow-

VIRTRA, INC.

CONDENSED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,342,974	$13,483,597
Accounts receivable, net	17,931,407	3,002,887
Inventory, net	9,967,539	9,592,328
Unbilled revenue	2,422,109	7,485,990
Prepaid expenses and other current assets	546,332	531,051
Total current assets	44,210,361	34,095,853

Long-term assets:
Property and equipment, net	15,149,168	15,267,133
Operating lease right-of-use asset, net	968,234	1,212,814
Intangible assets, net	571,985	587,777
Security deposits, long-term	35,691	35,691
Other assets, long-term	202,462	376,461
Deferred tax asset, net	5,361,667	2,238,762
Total long-term assets	22,289,207	19,718,638
Total assets	$66,499,568	$53,814,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,156,170	$1,251,240
Accrued compensation and related costs	1,653,150	1,494,890
Accrued expenses and other current liabilities	5,633,901	1,917,922
Note payable, current	246,215	232,537
Operating lease liability, short-term	569,692	557,683
Deferred revenue, short-term	8,379,515	4,302,492
Total current liabilities	17,638,643	9,756,764

Long-term liabilities:
Deferred revenue, long-term	2,539,330	1,605,969
Note payable, long-term	7,932,521	8,050,116
Operating lease liability, long-term	450,337	720,023
Total long-term liabilities	10,922,188	10,376,108
Total liabilities	28,560,831	20,132,872

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,926,774 shares issued and outstanding as of June 30,2023 and 10,900,759 shares issued and outstanding as of December 31,2022	1,092	1,089
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	31,704,501	31,420,395
Retained earnings	6,233,144	2,260,135
Total stockholders’ equity	37,938,737	33,681,619
Total liabilities and stockholders’ equity	$66,499,568	$53,814,491

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue:
Net Sales	$10,336,903	$7,997,383	$20,363,838	$14,750,611
Total Revenue	10,336,903	7,997,383	20,363,838	14,750,611

Cost of sales	4,416,202	3,253,651	7,494,199	6,319,789

Gross Profit	5,920,701	4,743,732	12,869,639	8,430,822

Operating Expenses:
General and administrative	3,280,344	3,085,051	5,991,681	5,381,443
Research and Development	711,754	617,058	1,478,050	1,296,453

Net Operating expense	3,992,098	3,702,109	7,469,731	6,677,896

Income from operations	1,928,603	1,041,623	5,399,908	1,752,926

Other Income (expense):
Other Income	208,599	57,056	392,240	111,379
Other Expense	(133,078)	(64,621)	(200,305)	(129,173)

Net other income (expense)	75,521	(7,565)	191,935	(17,794)

Income before provision for income taxes	2,004,124	1,034,058	5,591,843	1,735,132

Provision for income taxes	977,489	246,684	1,618,834	370,684

Net Income	$1,026,635	$787,374	$3,973,009	$1,364,448

Net income per common share:
Basic	$0.09	$0.07	$0.36	$0.13
Diluted	$0.09	$0.07	$0.36	$0.13

Weighted average shares outstanding:
Basic	10,924,714	10,866,775	10,921,033	10,837,186
Diluted	10,933,130	10,892,302	10,925,702	10,867,667

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30
	2023	2022

Cash flows from operating activities:
Net income	$3,973,009	$1,364,448
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	479,889	446,688
Right of use amortization	244,580	160,658
Employee stock compensation	199,475	70,497
Stock issued for service	75,000	350,001
Changes in operating assets and liabilities:
Accounts receivable, net	(14,928,520)	(2,491,348)
Inventory, net	(375,211)	(3,816,862)
Deferred taxes	(3,122,905)	255,511
Unbilled revenue	5,063,881	(873,605)
Prepaid expenses and other current assets	(15,281)	92,128
Other assets	173,999	(186,727)
Security deposits, long-term	-	(15,979)
Accounts payable and other accrued expenses	3,792,847	1,115,242
Payments on operating lease liability	(257,677)	(170,535)
Deferred revenue	5,010,384	921,613
Net cash provided by (used in) operating activities	313,470	(2,778,270)

Cash flows from investing activities:
Purchase of intangible assets	-	(86,012)
Purchase of property and equipment	(345,640)	(1,725,726)
Net cash (used in) investing activities	(345,640)	(1,811,738)

Cash flows from financing activities:
Principal payments of debt	(118,087)	(115,049)
Stock options exercised	9,634	12,725
Net cash (used in) financing activities	(108,453)	(102,324)

Net increase (decrease) in cash and restricted cash	(140,623)	(4,692,332)
Cash and restricted cash, beginning of period	13,483,597	19,708,565
Cash and restricted cash, end of period	$13,342,974	$15,016,233

Supplemental disclosure of cash flow information:
Cash (refunded) paid:	$134,514	$99,035
Income taxes paid (refunded)	$-	$128,507

Supplemental disclosure of non-cash investing and financing activities:
Conversion of inventory to property and equipment	$-	$294,016